CARRIAGE SERVICES ANNOUNCES RECORD 2016 ANNUAL RESULTS
INCREASES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – February 15, 2017 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the year ending December 31, 2016, as highlighted below:
Mel Payne, Chief Executive Officer, stated, “Consistent with our annual Good To Great theme of ‘Carriage Services 2016: We Choose To Be Great!’, our 2016 performance was our eighth straight record annual performance with Total Revenue growth of 2.3% to $248.2 million, Adjusted Consolidated EBITDA growth of 3.6% to $73.7 million, Adjusted Diluted EPS growth of 9.5% to $1.62 and Adjusted Free Cash Flow growth of 7.8% to $47.0 million. Since we launched the Carriage Good To Great Journey at the end of 2011, our initial five year timeframe performance trends have been extraordinary and have produced a Total Shareholder Return of 417% including dividends.

	Base Year(1)	Carriage Good To Great Journey(1)					CAGR
	2011	2012	2013	2014	2015	2016	%

Total Revenue	$182.3	$198.2	$213.1	$226.1	$242.5	$248.2	6.4%

Adjusted Consolidated EBITDA	$48.6	$52.6	$56.0	$61.7	$71.1	$73.7	8.7%

Adjusted Consolidated EBITDA Margin	26.6%	26.5%	26.3%	27.3%	29.3%	29.7%	2.2%

Adjusted Diluted Earnings Per Share	$0.64	$0.80	$0.98	$ 1.24(2)	$1.48	$1.62	20.4%

Adjusted Free Cash Flow	$29.1	$22.9	$36.2	$38.6	$43.7	$47.0	10.1%

Share Price at December 31	$5.60	$11.87	$19.53	$20.95	$24.10	$28.64	38.6%

(1) Data shown for the years ended December 31 in millions except per share and percentage amounts
(2) Adjusted for one time tax benefit of 10 cents per share
In mid-November of 2011 after a major management reorganization on November 4, 2011, which we now refer to as our Good To Great Transition Date, we convened a large group of senior leaders and field operating and Houston support personnel to discuss whether the high performance ideas and concepts related to our Standards Operating Model had evolved over the prior eight years to a degree that could define Carriage as a “Good Company” if led and executed well by our operating leadership at all levels. In preparation for this strategic meeting on Carriage's Ten Year Vision, we all had to read the bestselling business book Good To Great by Jim Collins which was published in 2001.
There was a unanimous and exciting view at this meeting that we had indeed reached an early phase of “Good Company” and that our Managing Partners, Sales Managers and employees across our portfolio of businesses would be inspired to achieve higher levels of sustained operating and financial performance by the launching of a five year Good To Great Journey beginning in 2012 in combination with a new long term (five year) Good To Great value creation incentive program to complement our annual Being The Best Pinnacle Award. Accordingly, we established and then communicated companywide extraordinarily challenging goals over the five year timeframe beginning in 2012 and ending with 2016 consistent with the five year theme of taking Carriage from a Good company in 2012 to one considered Great by 2016 based on total equity market value growth and total shareholder returns over time.
Despite the dynamic and transformational changes in all areas of our company over the past five years, including the turnover, shrinkage and improved alignment of our senior leadership team and Board of Directors, a much lower cost capital structure, and the huge growth in our earning power and equity market value, we nevertheless realized over the last two years that the Good To Great Journey should not cross some artificial finish line at the end of 2016. Instead, we concluded that such a special journey of learning among likeminded individuals in a quest for excellence should never end because there are still so many ways we can get better in every operational and support function area of our company. Our thinking now is that every time we might cross a high performance threshold of “goodness” and be approaching “great,” we will redefine what greatness means for our industry and company and simply continue our Good To Great Journey that never ends.
Our year to date and fourth quarter comparative highlights are shown below:
Year Ended December 31, 2016 compared to Year Ended December 31, 2015

•	Record Total Revenue of $248.2 million, an increase of 2.3%;

•	Net Income of $19.6 million, a decrease of 6.1%;

•	GAAP Diluted Earnings Per Share remained flat at $1.12;

•	Record Total Field EBITDA of $104.4 million, an increase of 2.8%;

•	Record Total Field EBITDA Margin up 20 basis points to 42.1%;

•	Record Adjusted Consolidated EBITDA of $73.7 million, an increase of 3.6%;

•	Record Adjusted Consolidated EBITDA Margin up 40 basis points to 29.7%;

•	Record Adjusted Diluted Earnings Per Share of $1.62, an increase of 9.5%; and

•	Record Adjusted Free Cash Flow of $47.0 million, an increase of 7.8%.
Three Months Ended December 31, 2016 compared to Three Months Ended December 31, 2015

•	Record Total Revenue of $62.9 million, an increase of 2.0%;

•	Net Income of $4.1 million, a decrease of 24.1%;

•	GAAP Diluted Earnings Per Share of $0.22, a decrease of 29.0%;

•	Total Field EBITDA remained flat at $27.2 million;

•	Total Field EBITDA Margin down 90 basis points to 43.2%;

•	Record Adjusted Consolidated EBITDA of $18.9 million, an increase of 5.9%;

•	Record Adjusted Consolidated EBITDA Margin up 110 basis points to 30.1%;

•	Adjusted Diluted Earnings Per Share of $0.36, a decrease of 7.7%; and

•	Record Adjusted Free Cash Flow of $12.9 million, an increase of 166.0%.
STANDARDS OPERATING MODEL/CONSOLIDATION PLATFORM CASH EARNING POWER
During the 2008/2009 financial and market crisis, we took control of our preneed trust fund management and initiated an investment repositioning strategy that was enormously successful and led to huge capital gains and much higher levels of recurring income, resulting in substantial overfunding of our trusts compared to regulatory and economic requirements. So in 2011 we made the decision to report Withdrawable Trust Income in our Non-GAAP Trend Reporting as it was not recognizable as GAAP because no death had occurred. After seeking and receiving feedback from institutional investors during 2015 about the complexity and confusion related to our Non-GAAP reporting, we ended beginning in 2016 the practice of reporting Withdrawable Trust Income as well as the adding back of other items to our Non-GAAP results so that our GAAP and Non-GAAP performance would converge as much as possible.
We believe the achievement of an Adjusted Consolidated EBITDA Margin of 29.7% in 2016 is a level that has never been reached in the history of deathcare consolidation by any mature, public company using current accounting methodology. This company and industry milestone confirms our conviction that Carriage has evolved into a superior consolidation, operating and value creation platform for the funeral and cemetery industry.

Yet it turns out that the reflection of Withdrawable Trust Income in our Non-GAAP performance beginning in 2011 also masked the remarkable degree of Carriage’s cash earning power transformation as shown below in our five year Good To Great performance trends without the inclusion of Withdrawable Trust Income.

	For The Years Ended December 31,						CAGR
	2011	2012	2013	2014	2015	2016	%
	(in millions except percentage amounts)

Adjusted Consolidated EBITDA (as reported)	$48.6	$52.6	$56.0	$61.7	$71.1	$73.7	8.7%

Withdrawable Trust Income (pre-tax)	$(4.5)	$(1.9)	$(1.5)	$(1.8)	$(0.6)	$—	n/a

Proforma Adjusted Consolidated EBITDA	$44.1	$50.7	$54.5	$59.9	$70.5	$73.7	10.8%

Proforma Adjusted Consolidated EBITDA Margin	24.2%	25.6%	25.6%	26.5%	29.1%	29.7%	4.2%

Adjusted Free Cash Flow (as reported)	$29.1	$22.9	$36.2	$38.6	$43.7	$47.0	10.1%

Withdrawable Trust Income (actual cash withdrawn/after-tax)	$(6.8)	$(0.9)	$(1.1)	$(0.4)	$—	$—	n/a

Proforma Adjusted Free Cash Flow	$22.3	$22.0	$35.1	$38.2	$43.7	$47.0	16.1%

CSV Equity Market Value at Dec. 31	$103.2	$215.5	$356.6	$387.8	$401.2	$476.6	35.8%

Proforma Adjusted Free Cash Flow Equity Yield	21.6%	10.2%	9.8%	9.8%	10.9%	9.9%

Over the first five year Good To Great timeframe we have demonstrated the ability to convert approximately 45% of incremental revenue into Proforma Adjusted Consolidated EBITDA (Revenue up $65.9 million equal to 36.1%, and Proforma Adjusted Consolidated EBITDA up $29.6 million equal to 67.1%) and other value creation metrics (Adjusted EPS and Free Cash Flow) because of a 550 basis point increase from 24.2% to 29.7% in our Proforma Adjusted Consolidated EBITDA Margin equal to a remarkable increase of 22.7%. So what does the five year cash earning power trend that culminated in 2016 with the milestone achievement of a Consolidation Platform EBITDA Margin of 29.7% mean for current and prospective long term shareholders of Carriage?
Key five year investment merit takeaways include the following:

•	Increased by almost 23% our debt leverage capacity on the same revenue base;

•	Increased by 111% our ability to self-finance from Free Cash Flow a more rapid pace of acquisitions;

•	Substantially increased returns on invested capital of both our existing Same Store and Acquisition Funeral and Cemetery Portfolios;

•
Increasing margin trends will materially benefit long term investment returns on future acquisitions that rank high using our Strategic Methodology whose criteria are predictive of future revenue growth; and

•	Substantially increased our financial flexibility to pursue additional opportunistic value creation capital allocation decisions.
Key Adjusted Free Cash Flow Equity Yield takeaways:

•
While our Equity Market Value increased 362% and Proforma Adjusted Consolidated EBITDA Margin improved by 550 basis points, Proforma Adjusted Free Cash Flow Equity Yield averaged 10.1% in a relatively flat range over the past five years;

•	Cash earning power Adjusted Consolidated EBITDA Margin of 29.7% is more than 300 basis points higher than our much larger benchmark competitor; and

•
Carriage’s superior and higher growth consolidation platform, as of year-end, produces FCF Equity Yield that is over 400 basis points higher than our much larger benchmark competitor, implying a substantial valuation discount.

Our ability to increase the cash earning power on each dollar of revenue is directly correlated to the improved execution of our three core models across our consolidation and operating platform by our 4E High Performance Leaders over the last five years. The company and industry milestone of our increasing cash earning power margin is not due to any top-down corporate initiatives to cut costs, under investment in earning power maintenance capital expenditures at our local businesses, or our decision to eliminate a broadly aggressive preneed funeral selling program when we initiated the Standards Operating Model in 2004.
While it is generally accepted within our industry and much of the investment community as “a matter of faith” that an aggressive preneed funeral selling program has positive long term performance benefits, we have seen no specific business data evidence that aggressive preneed funeral selling programs in stand-alone funeral homes (as apposed to funeral and cemetery combination businesses or stand-alone cemeteries) grow funeral market share volumes, revenues and Field EBITDA Margins over the long term. We believe that the sustained high level of execution by our stand-alone funeral business Managing Partners and the increasing funeral field operational and financial performance that has been achieved over the past five years only further validates our business strategy.
A much more comprehensive understanding of the superior cash earning power of Carriage’s Consolidation and Operating Platform will best be achieved by a visit to our offices in Houston and/or to some of our wonderful operating businesses for personal engagement with our Managing Partners and employees. But in an attempt to make a breakthrough in investor understanding of Carriage using my 2015 shareholder letter and 2016 quarterly earnings releases, I wrote extensively for the first time this past year about the evolution since 2003 of our highly innovative Standards Operating Model (Second and Third Quarter Earnings Releases) and the conceptual research on “a coherent yet radically decentralized model” begun in the late 1990’s by Jeremy Hope, Robin Fraser and Peter Bunce in the United Kingdom whose work was published in the book Beyond Budgeting co-authored by Mr. Fraser and Mr. Hope in 2003 which is continued today by the Beyond Budgeting Round Table.
CARRIAGE GOOD TO GREAT JOURNEY BECOMES BUILT TO LAST COMPANY
During the last quarter of 2016 we reorganized our senior leadership team to capitalize on what we believe will be the greatest strategic opportunity for value creation in our industry over the next five and ten years. There has not been rapid consolidation of our still highly fragmented industry since the mania of the 1990’s except for SCI’s consolidation of primarily other large consolidators (Alderwoods, Stewart Enterprises, etc.) over the last ten years. Yet we sense that across the country the industry secular revenue challenges caused by people living longer and increasingly choosing cremations compared to traditional burials will lead to an acceleration of consolidation over the next ten years by owners needing a succession plan solution.
We believe that Carriage offers a unique consolidation and operating framework as a succession plan solution - one so different from any company during the past sixty years of consolidation in our industry that many high quality owners and top industry talent think its “Too Good To Be True!”
So at the end of 2016 we reorganized the Strategic and Corporate Development function to achieve highly focused execution of our Strategic Acquisition Model by promoting Shawn Phillips, one of our top operating leaders who is able to credibly explain our unique Standards Operating Model to “best in class” independent business owners across the country using our high performance culture operating language. Shawn joined Carriage ten years ago, has served as Regional Partner of both our Western and Central Regions, and is now leading and building a first class corporate development team and a pipeline of quality acquisition candidates that fit our higher future revenue profile strategic criteria and also align with our Mission and Vision of Being The Best and Five Guiding Principles. As industry consolidation accelerates over the next ten years, we are extraordinarily well positioned to affiliate with more than our fair share of the best remaining independents in the best markets across the country.
As we successfully execute our three core models over the next five to ten years, we fully expect that our share price and equity valuation will reflect our achievements over time as a superior value creation platform in our industry. Our Being The Best Mission and Vision is for “Mr. Market” to increasingly put a premium valuation on our “Compounder Company” shares so that we get recognized publicly by investors as a Built To Last Company.
So I am honored to announce that our next five year Good To Great Journey timeframe theme is Carriage Services 2017 - 2021: From Good To Great to Built To Last.
Lastly and importantly for our company leadership and employees, I am extremely proud to publicly announce our Good To Great annual theme for this year, “Carriage Services 2017: Owning the Future, Accelerating the Good To Great Journey!”, concluded Mr. Payne.

CARRIAGE “ROUGHLY RIGHT” SCENARIO 2017 - 2021
Shown below using 2016 full year performance as our new base year is our updated five year financial performance scenario from 2017 through 2021. This scenario is not intended to be a formal management estimate or forecast of future performance because of the large number of unpredictable variables involved in the prediction of just about anything in the future, including uncontrollable and/or unknowable external events. Rather, the intent and goal of this scenario is to reflect the midpoint of a “roughly right” range of future performance as we execute our Standards Operating, 4E Leadership and Strategic Acquisition Models. Consistent with our performance over the first five years of our Good To Great Journey, the 2017 - 2021 scenario clearly demonstrates the future value creation dynamics of the Carriage Operating and Consolidation Platform, i.e, the “trend has been our friend but the best is yet to come!”

	Base .. Year(1)	CARRIAGE “ROUGHLY RIGHT” SCENARIO 2017 - 2021(1)					CAGR
	2016	2017	2018	2019	2020	2021	%

Total Revenue	$248.2	$272.4	$291.0	$311.1	$332.2	$356.5	7.5%

Adjusted Consolidated EBITDA	$73.7	$83.0	$89.7	$97.1	$105.2	$113.7	9.1%

Adjusted Consolidated EBITDA Margin	29.7%	30.4%	30.8%	31.2%	31.7%	31.9%	1.4%

(1) Data shown for the years ended December 31 in millions except percentage amounts
The Carriage “Roughly Right” Financial Performance Scenario over the five year timeframe 2017 - 2021 shown above reflects a continuation of the high performance trends of our Good To Great Journey from 2012 - 2016. We believe these High and Sustainable Quantitative Performance Trends are driven by the Qualitative Elements of our company, i.e. the ideas and concepts of Carriage's High Performance Culture Framework highlighted in the next three sections of this release. The Qualitative Elements of Carriage are the “center of the universe” reasons we have evolved over the last thirteen years into a high performance culture company that “just happens to be in the funeral and cemetery business!”
CARRIAGE FRAMEWORK OF HIGH PERFORMANCE IDEAS AND CONCEPTS
Carriage’s High Performance Culture Framework is designed around a few simple high performance concepts related to our view that over the last fifty plus years the consolidation and operation of family owned funeral homes and cemeteries by public companies has been over managed for short term yet unsustainable maximum profit and under led for long term and sustainable market share and profitability growth. Our three core models, comprised of our Standards Operating, 4E Leadership, and Strategic Acquisition Models, are premised on the following passionate convictions about our company, business and industry:

▪
High Performance Ideas and Concepts of Carriage are 100% aligned with our Mission of Being The Best and Five Guiding Principles, which are the Qualitative Elements that drive our High and Sustainable Quantitative Performance;

▪
Words in the form of ideas, concepts, high performance standards, recognition, Mission, Vision and Guiding Principles matter greatly to people with exceptional talent, especially those who are part of high performance teams - so over time we have developed a unique Carriage High Performance Culture Language;

▪
Nature of each of our businesses is high value personal service and sales delivered locally through highly motivated, skilled and culturally aligned leaders and employees fully involved in their communities;

▪
Nature of each market in which we operate is highly competitive for market share with each market and Carriage business being unique as to its competitive opportunities and challenges that are not prone to centralized solutions or top down initiatives;

▪
Weak leadership locally will make a healthy and/or dominant business weaker in competitive standing (market share) over time, whereas strong 4E Leadership and the “Right Quality of Staff” in a Carriage business will produce high and sustainable performance from a good business almost overnight, consistent with the high performance concept of First Who, Then What;

▪
A few simple high operating performance standards that do not change over time weighted heavily toward long term growth in funeral volumes and preneed cemetery property sales, which are the primary drivers of locally produced economic value creation through the financial dynamic of operating leverage, attracts the top entrepreneurial and competitive talent to Carriage businesses that do not need to be managed - just supported, recognized and rewarded like a partner; and

▪
Nature of our industry is akin to “birds of a feather flock together”, as we have found that making Carriage highly selective on acquisitions and talent is attractive to the best remaining independent businesses and top entrepreneurial talent who want to join an elite club of “Only The Best” Carriage businesses and Managing Partners.

CARRIAGE GOOD TO GREAT HIGH PERFORMANCE HEROES
At the beginning of 2012 we created a new five year incentive award with the name Good To Great Award that was directly linked to our annual Being The Best Pinnacle Award which itself is linked to High Funeral Standards Achievement over a full year, i.e. our Good To Great Awards require high and sustained Being The Best Standards Achievement over a full five years. We have had many wonderful performances over the last five years by High Performance Hero Funeral and Cemetery Managing Partners and Sales Managers and their teams of winning employees, so I am more than honored on behalf of our Standards Council members, senior leadership team and Board of Directors to announce our first Good To Great Award winners for the five year timeframe that began in 2012 and ended at year-end 2016, as listed below:

Kristi Ah You	Franklin & Downs Funeral Home; Modesto, CA
James Bass	Twin Cities Cremation Services and Funeral Home; Niceville, FL; and
Emerald Coast Funeral Home/McLaughlin Mortuary; Fort Walton Beach, FL
Kyle Incardona	Hillier Funeral Homes; Bryan, TX
Steve Mora	Conejo Mountain Funeral Home; Camarillo, CA
Ken Summers	P.L. Fry & Son Funeral Home; Manteca, CA
Robert Maclary	Kent-Forest Lawn Funeral Home; Panama City, FL
Chad Woody	Watson-King Funeral Homes; Rockingham, NC
Brad Shemwell	Latham Funeral Home; Elkton, KY
Michael Page	Allison Funeral Home; Liberty, TX
Patty Drake	Drake Whaley McCarty Funeral Home; Cynthiana, KY
Andy Shemwell	Maddux-Fuqua-Hinton Funeral Homes; Hopkinsville, KY
Tim Hauck	Cape Coral Group; Cape Coral, FL
The above group of Good To Great Award winners along with spouses/significant others or a guest will be hosted by our senior leadership team and spouses on our first Good To Great Awards trip on Wednesday, March 1, 2017 to Sunday, March 5, 2017 to the world class and unique (built into the tree tops of a tropical rain forest next to the active Arenal Volcano) Nayara Springs Villas in Arenal Nayara, Costa Rica. Congratulations to all, as you deserve to be treated as the Kings and Queens of sustained high Being The Best Standards Achievement that you are! You have led us as high performance role models over the past five years and have truly set the Performance Standard for what the Carriage Good To Great Journey is all about.

CARRIAGE 2016 PINNACLE OF SERVICE AWARD WINNERS
As an important part of our High Performance Culture tradition and language, and because we have a passionate conviction that RECOGNITION is the highest form of motivation, listed below are 35 Carriage Being The Best Pinnacle Of Service Award winners for 2016:

James Terry	James J. Terry Funeral Home; Downingtown, PA
James Bass	McLaughlin Twin Cities Funeral Home; Niceville, FL; and
Emerald Coast/McLaughlin Mortuary; Ft. Walton Beach, FL
Bill Martinez	Stanfill Funeral Home; Miami, FL
Richard Munoz	Connolly & Taylor Funeral Directors; Martinez, CA
Benjamin Friberg	Heritage Funeral Home and Crematory; Ft. Oglethorpe, GA
Brad Shemwell	Latham Funeral Home; Elkton, KY
Joseph Waterwash	Baird-Case Jordan-Fannin Funeral Home & Cremation Service; Ft. Lauderdale, FL
Jason Higginbotham	Lakeland Funeral Home; Lakeland, FL
Jeff Moore	Sterling-White Funeral Home; Crosby, TX
Kristi AhYou	Franklin & Downs Funeral Homes; Modesto, CA
Kyle Incardona	Hillier Funeral Home; Bryan, TX
Jason Cox	Lane Funeral Home - South Crest Chapel; Rossville, GA
Michael Nicosia	Chapel of San Ramon Valley, Danville, CA; and
Ouimet Brothers Concord Funeral Directors; Concord, CA
Robert Maclary	Kent-Forest Lawn Funeral Home; Panama City, FL
Tim Hauck	Cape Coral Group; Cape Coral, FL
Andrew Cumby	Cumby Family Funeral Homes; High Point, NC
Chris Duhaime	Funk Funeral Home; Bristol, CT
Chris Chetsas	Cataudella Funeral Home; Methuen, MA
John Fitzpatrick	Donohue Cecere Funeral Directors; Westbury, NY
Chad Woody	Richmond County Memorial Park; Rockingham, NC
Ken Summers	P.L. Fry & Son Funeral Home; Manteca, CA
Matthew Simpson	Fry Memorial Chapel; Tracy, CA
Justin Luyben	Evans-Brown Mortuaries & Crematory; Sun City, CA
Curtis Ottinger	Heritage Funeral Home; Chattanooga, TN
Verdo Werre	McNary-Moore Funeral Service; Colusa, CA
Andy Shemwell	Maddux-Fuqua-Hinton Funeral Home; Hopkinsville, KY
Steve Mora	Conejo Mountain Memorial Park; Camarillo, CA; and
Conejo Mountain Funeral Home; Camarillo, CA
Patty Drake	Drake Whaley McCarty Funeral Home; Cynthiana, KY
Brian Binion	Steen Funeral Homes; Ashland, KY
Roger Allen	LaGrone-Blackburn-Shaw Funeral Directors; Amarillo, TX
Jeff Seaman	Dwayne R. Spence Funeral Home; Canal Winchester, OH
Ashley Vella	Deegan Funeral Chapels; Escalon, CA
Mike Conner	Conner-Westbury Funeral Home; Griffin, CA
Tim Miller	Fuller Funeral Home & Cremation Service (East); Naples, FL
Kim Borselli	Fuller Funeral Home & Cremation Service (Pine Ridge); Naples, FL
The above group of Pinnacle Of Service Award winners along with spouses/significant others or a guest will be hosted by our senior leadership team and spouses on a trip on Thursday, May 4, 2017 to Sunday, May 7, 2017 to Playa del Carmen, Mexico. Congratulations to all, as you deserve to be treated as the Kings and Queens of Being The Best Standards Achievement that you are! You have led us as high performance role models during 2016 and have truly set the Performance Standard for what the Carriage Good To Great Journey is all about.

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

1 year ended 12/31/16	19.7%	18.3%	12.0%	17.6%	15.9%
2 years ended 12/31/16	16.0%	15.7%	13.5%	12.0%	12.4%
3 years ended 12/31/16	25.7%	24.8%	28.9%	14.8%	19.0%
4 years ended 12/31/16	43.6%	42.0%	70.6%	23.4%	37.6%
5 years ended 12/31/16	72.8%	66.3%	97.8%	42.6%	59.2%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of December 31, 2016 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$28,612	14%	$43,924	19%
Equities	36,546	19%	38,975	17%
Fixed Income	127,813	65%	138,952	62%
Other/Insurance	3,317	2%	3,510	2%
Total Portfolios	$196,288	100%	$225,361	100%
The performance of our preneed trust fund portfolio in 2016 marked the successful completion of our portfolio repositioning strategy that we implemented at the beginning of the year. Our strategy of selecting individual securities for a long-term investment horizon was the primary driver of our performance for the year. Our long-term holdings in regional bank and insurance company TARP warrants and energy infrastructure companies significantly outperformed in 2016, particularly after the election.
Our trust fund portfolio repositioning strategy enabled us to accomplish our goals to improve the credit quality and liquidity of our fixed income portfolio, while increasing the amount of recurring current income in the portfolio. Recurring annual income increased by 15% or roughly $1.5 million in our discretionary trust fund portfolio in 2016. The majority of our repositioning strategy within our fixed income portfolio was executed in the first half of the year and proved to be successful with an average total return of 22% for new fixed income purchases during 2016.
2016 also marked the eighth full year that Carriage has directly managed our discretionary trust fund portfolio and the sixth year we outperformed our reported benchmark. The performance of our discretionary trust fund portfolio has exceeded our 70/30 High Yield/S&P 500 benchmark by 33% for the eight year period. Given our successful long term relative investment returns, we believe we have developed an investment process that will benefit Carriage into the future.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three months and years ended December 31, 2016 of $12.9 million and $47.0 million, respectively, compared to Adjusted Free Cash Flow from operations of $4.9 million and $43.7 million for the corresponding periods in 2015. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three months and years ended December 31, 2015 and 2016 is as follows (in thousands):

	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
Cash flow provided by operations	$6,916	$15,177	$49,904	$49,457
Cash used for maintenance capital expenditures	(2,795)	(2,239)	(9,735)	(7,402)
Free Cash Flow	$4,121	$12,938	$40,169	$42,055

Plus: Incremental Special Items:
Acquisition and divestiture expenses	37	—	614	516
Severance costs	151	—	959	3,979
Consulting fees	555	—	1,913	496
Adjusted Free Cash Flow	$4,864	$12,938	$43,655	$47,046
ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2017 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time. Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which together with our Five Year Trend Report provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.
ROLLING FOUR QUARTER OUTLOOK – Period Ending December 31, 2017

Range (in millions, except per share amounts)
Revenues	$263 - $267
Adjusted Consolidated EBITDA	$79 - $83
Adjusted Net Income	$30 - $32
Adjusted Basic Earnings Per Share(1)	$1.84 - $1.88
Adjusted Diluted Earnings Per Share(1)	$1.73 - $1.77
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income, Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share for the four quarter period ending December 31, 2017 are expected to improve relative to the trailing four quarter period ended December 31, 2016 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Basic Earnings Per Share and Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, February 16, 2017 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-64210285) and ask for the Carriage Services conference call. A replay of the conference call will be available through February 20, 2017 and may be accessed by dialing 855-859-2056 (ID-64210285). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2015	2016	% Change	2015	2016	% Change

Same Store Contracts
Atneed Contracts	5,468	5,270	(3.6%)	21,802	21,428	(1.7%)
Preneed Contracts	1,309	1,288	(1.6%)	5,346	5,208	(2.6%)
Total Same Store Funeral Contracts	6,777	6,558	(3.2%)	27,148	26,636	(1.9%)
Acquisition Contracts
Atneed Contracts	1,180	1,549	31.3%	4,497	5,555	23.5%
Preneed Contracts	225	266	18.2%	982	969	(1.3%)
Total Acquisition Funeral Contracts	1,405	1,815	29.2%	5,479	6,524	19.1%
Total Funeral Contracts	8,182	8,373	2.3%	32,627	33,160	1.6%

Funeral Operating Revenue
Same Store Revenue	$35,913	$35,010	(2.5%)	$142,690	$140,459	(1.6%)
Acquisition Revenue	8,758	11,282	28.8%	33,678	40,165	19.3%
Total Funeral Operating Revenue	$44,671	$46,292	3.6%	$176,368	$180,624	2.4%

Cemetery Operating Revenue
Same Store Revenue	$11,076	$10,670	(3.7%)	$43,336	$45,441	4.9%
Acquisition Revenue	795	872	9.7%	3,321	3,506	5.6%
Total Cemetery Operating Revenue	$11,871	$11,542	(2.8%)	$46,657	$48,947	4.9%

Financial Revenue
Preneed Funeral Commission Income	$413	$291	(29.5%)	$1,484	$1,429	(3.7%)
Preneed Funeral Trust Earnings	2,007	1,866	(7.0%)	7,966	7,348	(7.8%)
Cemetery Trust Earnings	2,238	2,382	6.4%	8,440	8,004	(5.2%)
Preneed Cemetery Finance Charges	410	491	19.8%	1,587	1,848	16.4%
Total Financial Revenue	$5,068	$5,030	(0.7%)	$19,477	$18,629	(4.4%)
Total Revenue	$61,610	$62,864	2.0%	$242,502	$248,200	2.3%

Field EBITDA
Same Store Funeral Field EBITDA	$14,497	$14,296	(1.4%)	$54,620	$54,706	0.2%
Same Store Funeral Field EBITDA Margin	40.4%	40.8%	40 bp	38.3%	38.9%	60 bp
Acquisition Funeral Field EBITDA	3,743	4,534	21.1%	13,693	16,536	20.8%
Acquisition Funeral Field EBITDA Margin	42.7%	40.2%	(250 bp)	40.7%	41.2%	50 bp
Total Funeral Field EBITDA	$18,240	$18,830	3.2%	$68,313	$71,242	4.3%
Total Funeral Field EBITDA Margin	40.8%	40.7%	(10 bp)	38.7%	39.4%	70 bp

Same Store Cemetery Field EBITDA	$3,892	$3,283	(15.6%)	$14,045	$14,499	3.2%
Same Store Cemetery Field EBITDA Margin	35.1%	30.8%	(430 bp)	32.4%	31.9%	(50 bp)
Acquisition Cemetery Field EBITDA	285	310	8.8%	1,088	1,168	7.4%
Acquisition Cemetery Field EBITDA Margin	35.8%	35.6%	(20 bp)	32.8%	33.3%	50 bp
Total Cemetery Field EBITDA	$4,177	$3,593	(14.0%)	$15,133	$15,667	3.5%
Total Cemetery Field EBITDA Margin	35.2%	31.1%	(410 bp)	32.4%	32.0%	(40 bp)

Funeral Financial EBITDA	$2,161	$1,947	(9.9%)	$8,339	$7,941	(4.8%)
Cemetery Financial EBITDA	2,585	2,799	8.3%	9,754	9,563	(2.0%)
Total Financial EBITDA	$4,746	$4,746	—%	$18,093	$17,504	(3.3%)
Total Financial EBITDA Margin	93.6%	94.4%	80 bp	92.9%	94.0%	110 bp

Total Field EBITDA	$27,163	$27,169	—%	$101,539	$104,413	2.8%
Total Field EBITDA Margin	44.1%	43.2%	(90 bp)	41.9%	42.1%	20 bp

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31
	2015	2016	% Change	2015	2016	% Change

Overhead
Total Variable Overhead	$4,109	$2,450	(40.4%)	$10,878	$13,122	20.6%
Total Regional Fixed Overhead	886	1,008	13.8%	3,435	3,667	6.8%
Total Corporate Fixed Overhead	5,081	4,991	(1.8%)	20,354	19,109	(6.1%)
Total Overhead	$10,076	$8,449	(16.1%)	$34,667	$35,898	3.6%
Overhead as a percentage of Revenue	16.4%	13.4%	(300 bp)	14.3%	14.5%	20 bp

Consolidated EBITDA	$17,087	$18,720	9.6%	$66,872	$68,515	2.5%
Consolidated EBITDA Margin	27.7%	29.8%	210 bp	27.6%	27.6%	0 bp

Other Expenses and Interest
Depreciation & Amortization	$3,656	$3,923	7.3%	$13,780	$15,421	11.9%
Non-Cash Stock Compensation	996	584	(41.4%)	4,444	2,890	(35.0%)
Interest Expense	2,888	3,016	4.4%	10,559	11,738	11.2%
Accretion of Discount on Convertible Subordinated Notes	900	1,008	12.0%	3,454	3,870	12.0%
Loss on Early Extinguishment of Debt	—	—		—	567
Other, Net	(9)	1,808		45	1,788
Pre-Tax Income	$8,656	$8,381	(3.2%)	$34,590	$32,241	(6.8%)
Provision for Income Taxes	3,222	3,137		13,737	12,682
Tax Adjustment Related to Certain Discrete Items	—	1,117		—	(22)
Net Tax Provision	3,222	4,254		13,737	12,660
GAAP Net Income	$5,434	$4,127	(24.1%)	$20,853	$19,581	(6.1%)

Special Items, Net of Tax except for **
Withdrawable Trust Income	$—	n/a		$366	n/a
Acquisition and Divestiture Expenses	24	120		405	456
Severance and Retirement Costs	100	—		633	2,587
Consulting Fees	367	—		1,265	323
Accretion of Discount on Convertible Subordinated Notes **	900	1,008		3,454	3,870
Loss on Early Extinguishment of Debt	—	—		—	369
Gain/Loss on Sale of Assets	—	1,350		—	1,152
Other Special Items	14	—		244	—
Tax Adjustment from Prior Period **	—	—		141	—
Sum of Special Items, Net of Tax	$1,405	$2,478	76.4%	$6,508	$8,757	34.6%

Adjusted Net Income	$6,839	$6,605	(3.4%)	$27,361	$28,338	3.6%
Adjusted Net Profit Margin	11.1%	10.5%	(60 bp)	11.3%	11.4%	10 bp

Adjusted Basic Earnings Per Share	$0.40	$0.40	—%	$1.52	$1.71	12.5%
Adjusted Diluted Earnings Per Share	$0.39	$0.36	(7.7%)	$1.48	$1.62	9.5%

GAAP Basic Earnings Per Share	$0.32	$0.25	(21.9%)	$1.16	$1.18	1.7%
GAAP Diluted Earnings Per Share	$0.31	$0.22	(29.0%)	$1.12	$1.12	—%

Weighted Average Basic Shares Outstanding	16,828	16,554		17,791	16,515
Weighted Average Diluted Shares Outstanding	17,499	18,370		18,313	17,460

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$17,087	$18,720	9.6%	$66,872	$68,515	2.5%
Withdrawable Trust Income	—	n/a		555	n/a
Acquisition and Divestiture Expenses	37	185		614	701
Severance and Retirement Costs	151	—		959	3,979
Consulting Fees	555	—		1,913	496
Other Special Items	20	—		220	—
Adjusted Consolidated EBITDA	$17,850	$18,905	5.9%	$71,133	$73,691	3.6%
Adjusted Consolidated EBITDA Margin	29.0%	30.1%	110 bp	29.3%	29.7%	40 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2015	2016
ASSETS
Current assets:
Cash and cash equivalents	$535	$3,286
Accounts receivable, net	18,181	18,860
Inventories	5,654	6,147
Prepaid expenses	4,684	2,640
Other current assets	4,707	2,034
Total current assets	33,761	32,967
Preneed cemetery trust investments	63,291	69,696
Preneed funeral trust investments	85,553	89,240
Preneed receivables, net	27,998	30,383
Receivables from preneed trusts	13,544	14,218
Property, plant and equipment, net	214,874	235,113
Cemetery property, net	75,597	76,119
Goodwill	264,416	275,487
Intangible and other non-current assets	10,978	14,957
Cemetery perpetual care trust investments	43,127	46,889
Total assets	$833,139	$885,069
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$12,236	$13,267
Accounts payable	7,917	10,198
Other liabilities	524	717
Accrued liabilities	16,541	20,091
Total current liabilities	37,218	44,273
Long-term debt, net of current portion	103,495	137,862
Revolving credit facility	91,514	66,542
Convertible subordinated notes due 2021	115,227	119,596
Obligations under capital leases, net of current portion	2,875	2,630
Deferred preneed cemetery revenue	56,721	54,631
Deferred preneed funeral revenue	31,748	33,198
Deferred tax liability	39,956	40,555
Other long-term liabilities	5,531	2,567
Deferred preneed cemetery receipts held in trust	63,291	69,696
Deferred preneed funeral receipts held in trust	85,553	89,240
Care trusts’ corpus	42,416	46,290
Total liabilities	675,545	707,080
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,497,873 and 22,490,855 issued as of December 31, 2015 and 2016, respectively	225	225
Additional paid-in capital	214,250	215,064
Retained earnings	3,385	22,966
Treasury stock, at cost; 5,849,316 shares at December 31, 2015 and 2016, respectively	(60,266)	(60,266)
Total stockholders’ equity	157,594	177,989
Total liabilities and stockholders’ equity	$833,139	$885,069

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2015	2016	2015	2016

Revenues:
Funeral	$47,091	$48,449	$185,818	$189,401
Cemetery	14,519	14,415	56,684	58,799
	61,610	62,864	242,502	248,200
Field costs and expenses:
Funeral	26,690	27,672	109,166	110,218
Cemetery	7,757	8,023	31,797	33,569
Depreciation and amortization	3,220	3,560	12,034	13,919
Regional and unallocated funeral and cemetery costs	4,252	2,297	11,997	10,844
	41,919	41,552	164,994	168,550
Gross profit	19,691	21,312	77,508	79,650

Corporate costs and expenses:
General, administrative and other	6,820	6,736	27,114	27,944
Home office depreciation and amortization	436	363	1,746	1,502
	7,256	7,099	28,860	29,446
Operating income	12,435	14,213	48,648	50,204
Interest expense	(2,888)	(3,016)	(10,559)	(11,738)
Accretion of discount on convertible subordinated notes	(900)	(1,008)	(3,454)	(3,870)
Loss on early extinguishment of debt	—	—	—	(567)
Other, net	9	(1,808)	(45)	(1,788)
Income before income taxes	8,656	8,381	34,590	32,241
Provision for income taxes	(3,222)	(3,137)	(13,737)	(12,682)
Income tax (expense) benefit related to certain discrete items	—	(1,117)	—	22
Net provision for income taxes	(3,222)	(4,254)	(13,737)	(12,660)
Net income	$5,434	$4,127	$20,853	$19,581

Basic earnings per common share:	$0.32	$0.25	$1.16	$1.18
Diluted earnings per common share:	$0.31	$0.22	$1.12	$1.12

Dividends declared per common share	$0.025	$0.050	$0.100	$0.150

Weighted average number of common and common equivalent shares outstanding:
Basic	16,828	16,554	17,791	16,515
Diluted	17,499	18,370	18,313	17,460

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2015	2016
Cash flows from operating activities:
Net income	$20,853	$19,581
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,780	15,421
Provision for losses on accounts receivable	1,679	2,098
Stock-based compensation expense	4,444	3,229
Deferred income tax expense	3,035	4,855
Amortization of deferred financing costs	921	824
Accretion of discount on convertible subordinated notes	3,454	3,870
Loss on early extinguishment of debt	—	567
Net (gain) loss on sale of businesses and disposal of other assets	(49)	2,077
Impairment of intangible assets	—	145
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(2,310)	(5,162)
Inventories and other current assets	2,582	1,995
Intangible and other non-current assets	150	(1,155)
Preneed funeral and cemetery trust investments	25,543	(14,528)
Accounts payable	1,445	2,112
Accrued and other liabilities	509	202
Deferred preneed funeral and cemetery revenue	329	(640)
Deferred preneed funeral and cemetery receipts held in trust	(26,461)	13,966
Net cash provided by operating activities	49,904	49,457

Cash flows from investing activities:
Acquisitions and land for new construction	(9,725)	(26,556)
Purchase of land and buildings previously leased	(6,080)	(6,258)
Net proceeds from sale of businesses and other assets	65	4,385
Capital expenditures	(29,744)	(16,846)
Net cash used in investing activities	(45,484)	(45,275)

Cash flows from financing activities:
Borrowings from the revolving credit facility	103,600	71,200
Payments against the revolving credit facility	(51,500)	(96,100)
Borrowings from the term loan	1,562	39,063
Payments against the term loan	(10,937)	(11,250)
Payments on long-term debt and obligations under capital leases	(1,014)	(1,789)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	758	870
Dividends on common stock	(1,819)	(2,492)
Payment of loan origination costs	(13)	(717)
Purchase of treasury stock	(44,999)	—
Excess tax benefit (deficiency) of equity compensation	64	(216)
Net cash used in financing activities	(4,298)	(1,431)

Net increase in cash and cash equivalents	122	2,751
Cash and cash equivalents at beginning of year	413	535
Cash and cash equivalents at end of year	$535	$3,286

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release.  These financial measurements are defined as GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are taxed at the federal statutory rate of 34 percent for the three months and year ended December 31, 2015 and 35 percent for the three months and year ended December 31, 2016, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Net Income is defined as net income plus adjustments for Special Items.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by cash-related Special Items, less cash for maintenance capital expenditures.

•
Funeral Field EBITDA is defined as Funeral Gross Profit, which is funeral revenue minus funeral field costs and expenses, less depreciation and amortization, regional and unallocated funeral overhead expenses and Funeral Financial EBITDA.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, which is cemetery revenue minus cemetery field costs and expenses, less depreciation and amortization, regional and unallocated cemetery overhead expenses and Cemetery Financial EBITDA.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three months and years ended December 31, 2015 and 2016 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
Net Income	$5,434	$4,127	$20,853	$19,581
Special Items, Net of Tax, except for **
Withdrawable Trust Income	—	n/a	366	n/a
Acquisition and Divestiture Expenses	24	120	405	456
Severance and Retirement Costs	100	—	633	2,587
Consulting Fees	367	—	1,265	323
Accretion of Discount on Convertible Subordinated Notes **	900	1,008	3,454	3,870
Loss on Early Extinguishment of Debt	—	—	—	369
Gain/Loss on Sale of Assets	—	1,350	—	1,152
Other Special Items	14	—	244	—
Tax Adjustment from Prior Period **	—	—	141	—
Total Special Items affecting Net Income	$1,405	$2,478	$6,508	$8,757
Adjusted Net Income	$6,839	$6,605	$27,361	$28,338
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months and years ended December 31, 2015 and 2016 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
Net Income	$5,434	$4,127	$20,853	$19,581
Net Tax Provision	3,222	4,254	13,737	12,660
Pre-Tax Income	$8,656	$8,381	$34,590	$32,241
Interest Expense	2,888	3,016	10,559	11,738
Accretion of Discount on Convertible Subordinated Notes	900	1,008	3,454	3,870
Loss on Early Extinguishment of Debt	—	—	—	567
Non-Cash Stock Compensation	996	584	4,444	2,890
Depreciation & Amortization	3,656	3,923	13,780	15,421
Other, Net	(9)	1,808	45	1,788
Consolidated EBITDA	$17,087	$18,720	$66,872	$68,515
Adjusted For:
Withdrawable Trust Income	—	n/a	555	n/a
Acquisition and Divestiture Expenses	37	185	614	701
Severance and Retirement Costs	151	—	959	3,979
Consulting Fees	555	—	1,913	496
Other Special Items	20	—	220	—
Adjusted Consolidated EBITDA	$17,850	$18,905	$71,133	$73,691

Revenue	$61,610	$62,864	$242,502	$248,200

Adjusted Consolidated EBITDA Margin	29.0%	30.1%	29.3%	29.7%

Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three months and years ended December 31, 2015 and 2016 (in thousands):

Funeral Field EBITDA	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
Gross Profit (GAAP)	$14,885	$16,478	$59,434	$61,620
Depreciation & Amortization	2,038	2,437	7,614	8,891
Regional & Unallocated Costs	3,478	1,862	9,604	8,672
Funeral Financial EBITDA	(2,161)	(1,947)	(8,339)	(7,941)
Funeral Field EBITDA	$18,240	$18,830	$68,313	$71,242

Cemetery Field EBITDA	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
Gross Profit (GAAP)	$4,806	$4,834	$18,074	$18,030
Depreciation & Amortization	1,182	1,123	4,420	5,028
Regional & Unallocated Costs	774	435	2,393	2,172
Cemetery Financial EBITDA	(2,585)	(2,799)	(9,754)	(9,563)
Cemetery Field EBITDA	$4,177	$3,593	$15,133	$15,667

Total Field EBITDA	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
Funeral Field EBITDA	$18,240	$18,830	$68,313	$71,242
Cemetery Field EBITDA	4,177	3,593	15,133	15,667
Funeral Financial EBITDA	2,161	1,947	8,339	7,941
Cemetery Financial EBITDA	2,585	2,799	9,754	9,563
Total Field EBITDA	$27,163	$27,169	$101,539	$104,413

Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three months and years ended December 31, 2015 and 2016:

	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
GAAP Basic Earnings Per Share	$0.32	$0.25	$1.16	$1.18
Special Items Affecting Net Income	0.08	0.15	0.36	0.53
Adjusted Basic Earnings Per Share	$0.40	$0.40	$1.52	$1.71

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three months and years ended December 31, 2015 and 2016:

	Three Months Ended December 31,		Years Ended December 31,

	2015	2016	2015	2016
GAAP Diluted Earnings Per Share	$0.31	$0.22	$1.12	$1.12
Special Items Affecting Net Income	0.08	0.14	0.36	0.50
Adjusted Diluted Earnings Per Share	$0.39	$0.36	$1.48	$1.62

On page nine of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending December 31, 2017 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time.  The following four reconciliations are presented at the midpoint of the range in this Outlook.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated Rolling Four Quarters ending December 31, 2017 (in thousands):

Rolling Four Quarter Outlook
December 31, 2017E
Net Income	$26,800
Net Tax Provision	17,800
Pre-Tax Income	$44,600
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	16,500
Depreciation & Amortization, including Non-cash Stock Compensation	19,600
Consolidated EBITDA	$80,700
Adjusted for Special Items	—
Adjusted Consolidated EBITDA	$80,700

Reconciliation of Net Income to Adjusted Net Income for the estimated Rolling Four Quarters ending December 31, 2017 (in thousands):

Rolling Four Quarter Outlook
December 31, 2017E
Net Income	$26,800
Special Items	4,300
Adjusted Net Income	$31,100

Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the estimated Rolling Four Quarters ending December 31, 2017:

Rolling Four Quarter Outlook
December 31, 2017E
GAAP Basic Earnings Per Share	$1.60
Special Items Affecting Net Income	0.26
Adjusted Basic Earnings Per Share	$1.86

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending December 31, 2017:

Rolling Four Quarter Outlook
December 31, 2017E
GAAP Diluted Earnings Per Share	$1.50
Special Items Affecting Net Income	0.25
Adjusted Diluted Earnings Per Share	$1.75

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.